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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 2, 2001

CALIFORNIA COMMUNITY BANCSHARES, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-87481 (Commission File Number)	94-3339505 (IRS Employer Identification No.)
649 Lincoln Way, Auburn, California (Address of principal executive offices)	95603 (Zip Code)

Registrant's telephone number, including area code (714) 221-5353

N/A (Former name or former address, if changed since last report)

Item 5.  Other Events.

(a)
Press Release. On November 2, 2001, California Community Bancshares, Inc. issued a press release announcing the resignation of Anat Bird from her positions as President and Chief Executive Officer of each of California Community Bancshares, Inc., and its wholly-owned subsidiary, Placer Sierra Bank, Auburn, California. The press release also announced Ms. Bird's resignation as Director of California Community Bancshares, Inc. and Chairman of the Board of Directors of each of Placer Sierra Bank and Bank of Orange County (also a wholly-owned subsidiary of California Community Bancshares, Inc.), Orange, California. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

    Exhibit 99.1  Press release announcing resignation of Anat Bird from her positions as President and Chief Executive Officer of each of California Community Bancshares, Inc., and its wholly-owned subsidiary, Placer Sierra Bank, and as Director of California Community Bancshares, Inc. and Chairman of the Board of Directors of each of Placer Sierra Bank and Bank of Orange County.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2001	CALIFORNIA COMMUNITY BANCSHARES, INC.
/s/ David E. Hooston David E. Hooston, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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SIGNATURES